                                                                EXHIBIT 1.1


       $50,000,000 PRINCIPAL AMOUNT OF __% SENIOR SUBORDINATED NOTES
                                DUE 2003(1)

                               AMRESCO, INC.


                            PURCHASE AGREEMENT


                                                       ______________, 1996


PIPER JAFFRAY INC.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

    AMRESCO, INC., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriters") its __% Senior Subordinated Notes due 2003 in an aggregate principal amount of $50,000,000 (the "Firm Notes"). The Company has also granted to the Underwriters an option to purchase up to an additional $7,500,000 in aggregate principal amount of its __% Senior Subordinated Notes due 2003 on the terms and for the purposes set forth in Section 3(b) hereof. Such additional __% Senior Subordinated Notes due 2003 are referred to in this Agreement as the "Option Notes", and the Firm Notes and the Option Notes, if purchased, are hereinafter referred to as the "Notes" or the "Securities". The Notes shall be issued under an indenture, dated as of _____________, 1996 (the "Indenture"), between the Company and
_______________, as trustee (the "Trustee").

    The Company hereby confirms its agreement with respect to the sale of the Securities to the Underwriters.

    1. REGISTRATION STATEMENT. A registration statement on Form S-3 (File No. 33-_____) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and

_____________________

(1) Plus an option to purchase up to an additional $7,500,000 aggregate principal amount of Notes to cover over-allotments.


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regulations ("Rules and Regulations") of the Securities and Exchange
Commission (the "Commission") under those acts, and has been filed with the Commission. One or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of such registration statement and amendments and each related preliminary prospectus have been delivered to the Underwriters.

    If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), but only from and after the effectiveness of such amendment, including all financial statements, schedules and exhibits thereto, all documents incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or Prospectus, as amended or supplemented, shall include all documents incorporated by reference therein.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters as follows:

         (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or the securities authority of any state or other jurisdiction and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in or omissions from any

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    Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.

         (b) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Option Notes Closing Date (as hereinafter defined), (i) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) will conform in all material respects to the applicable requirements of the Act, the Trust Indenture Act, the Exchange Act (and its applicable rules and regulations) and the Rules and Regulations, (ii) the Registration Statement (as so amended) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as so supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.

         (c) The consolidated financial statements of the Company, together with the related notes thereto, set forth or otherwise included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition and the results of operations and changes in cash flows of the Company and its Subsidiaries (as hereinafter defined) or its predecessor or acquired businesses, as the case may be, at the date and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein), and the independent public accountants whose reports are contained therein are independent public accountants as required by the Act, The Exchange Act and the Rules and Regulations. The financial statement schedules, if any, included in the Registration Statement or incorporated by reference therein, or in any post-effective amendment thereto, and the other financial and statistical information included in the Prospectus under the captions "Prospectus Summary" and "Summary Financial and Other Data," present fairly and on a basis consistent with the books and records of the Company the information stated therein.

         (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by considerations of public policy, bankruptcy, insolvency,

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    reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Notes. The Indenture has been duly and validly authorized by the Company and, when the Indenture has been executed and delivered, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Notes sold hereunder have been duly and validly authorized by the Company and, when the Notes have been executed and authenticated in the manner set forth in the Indenture and issued, sold, and delivered in the manner set forth in the Prospectus, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Indenture will have been duly qualified under the Trust Indenture Act upon effectiveness of the Registration Statement. The Indenture will be substantially in the form filed as an exhibit to the Registration Statement and will comply with the Trust Indenture Act and the regulations thereunder. The Indenture and the Notes conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (f) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of capital stock have been duly authorized, validly issued and are fully paid and non-assessable. All offers and sales of the Company's capital stock or other securities prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. None of the issued shares of capital stock of the Company or its predecessors or any of its Subsidiaries has been issued or is owned or held in violation of any pre-emptive rights of shareholders, and no preemptive rights or similar rights of any security holders of the Company exist with respect to the Notes. The Company has no agreement with any security holder as to which the Company has not obtained waiver which gives such security holder the right to require the Company to register under the Act any securities of any nature owned or held by such person in connection with the transactions contemplated by this Agreement.

         (g) The execution, delivery and performance of this Agreement, the Indenture and the Securities, the issuance and delivery of the Securities, and the consummation of the transactions herein and therein contemplated will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any of its subsidiaries listed in Exhibit 21

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    to the Registration Statement (collectively, the "Subsidiaries" or each individually, a "Subsidiary") is a party or by which either the Company or any Subsidiary is bound or to which any of their property is subject, the Company's or any Subsidiary's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company, any Subsidiary or any of their respective properties, which breach, violation or default reasonably could or might be expected, individually or in the aggregate with other such breaches, violations or defaults, to result in a materially adverse effect on the financial condition, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole. Other than those already obtained or waivers from which have been obtained, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required by the Company or any Subsidiary for the execution, delivery and performance of this Agreement, the Indenture or the Securities or for the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Securities by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities or blue sky laws.

         (h) Neither the Company nor any Subsidiary is (i) in violation of its respective certificate of incorporation or charter or its respective by-laws or other organizational documents, (ii) in default (nor has an event occurred which with notice or passage of time or both would constitute such a default) under any bond, indenture, mortgage, deed of trust, note, loan or credit agreement or other material agreement or instrument to which any of them is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) in violation of any order of any court, arbitrator or governmental body or
    (iv) except as disclosed in the Registration Statement and the Prospectus, in violation of or has violated any franchise, grant, authorization, license, permit, judgment, decree, order, statute, rule or regulation, which, in the case of clauses (i)-(iv) of this sentence, would (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, the Indenture or the Securities, or any document related hereto or thereto or (y) have a material adverse effect on the condition (financial or otherwise), properties, assets, business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole, or (z) materially impair the Company's ability to perform fully on a timely basis any obligations which it has under this Agreement, the Indenture or the Securities. The Company or the Subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their respective businesses. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required.

         (i) Each of the Company and its material Subsidiaries (which consist of Holliday Fengolio, Inc., AMRESCO Management, Inc., AMRESCO Residential Credit Corporation, AMRESCO Capital Corporation, AMRESCO New England, Inc. and Oak Cliff Financial,

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    Inc. (the "Material Subsidiaries")) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization with full corporate power and authority to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus; and is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases real property of a nature, or transacts business of a type, that would make such qualification necessary and in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), properties, assets, business, prospects or results of operation of the Company and the Subsidiaries, considered as a whole. The Company and each of the Subsidiaries have at all times maintained and continue to maintain all licenses, permits or other authorizations required for the conduct of its business, where the failure to maintain such licenses, permits or other authorizations reasonably could or might be expected to result in a materially adverse effect on the financial condition, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, and each of the Company and the Subsidiaries is in compliance with the rules, regulations or other lawful directives established by each regulatory authority having jurisdiction over the Company's or the Subsidiary's respective business, conduct and affairs, including without limitation the timely and accurate filing of all reports, statements, documents, registrations, filings or submissions required to be filed by it with any such regulatory authority, where the failure to comply with such rules, regulations or other lawful directives reasonably could or might be expected to result in a materially adverse effect on the financial condition, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole.

         (j) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, investigation or proceeding, governmental or otherwise, pending, or to the best knowledge of the Company, threatened, to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is or may be the subject which, in each case, is material to the Company and the Subsidiaries, considered as a whole, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance of the Securities or any of the other transactions contemplated hereby or by the Indenture, or which questions the legality or validity of any such transactions or which seeks to recover damages or obtain other relief in connection with any of such transactions; and there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

         (k) All of the outstanding capital stock of each Subsidiary has been duly authorized, validly issued and is fully paid and non-assessable, and except as otherwise noted in the Prospectus, is owned directly by the Company free and clear of any security interest, claim, lien or other encumbrance. The Company and the Subsidiaries have no subsidiaries other than those listed in Exhibit 21 to the Registration Statement.

         (l) Each of the Company and the Subsidiaries, as the case may be, has good and marketable title to the real or personal property described in the Registration Statement or Prospectus as being owned by the Company or a Subsidiary, respectively, in each case free and clear of any liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company or any Subsidiary, as the case may be, is held by them under valid and binding leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or the applicable Subsidiary.

         (m) Other than its ownership interest in the Subsidiaries, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

         (n) The Company and each of its Subsidiaries have filed all necessary foreign, federal and state and local income and franchise tax returns and paid all taxes shown as due thereon. Except as is otherwise expressly stated in the Registration Statement or Prospectus, the Company has no knowledge of any tax deficiency which might be asserted against it which would materially and adversely affect the Company's business or properties.

         (o) Since the date of the most recent audited financial statements included in the prospectus, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in or contemplated by the Prospectus.

         (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and the Subsidiaries taken as a whole, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock (except as a result of shares issued upon exercise of stock options pursuant to existing stock option plans of the Company and the Subsidiaries), long-term debt or, otherwise than in the ordinary course of business consistent with past practice, short-term debt of the Company or any of the Subsidiaries and
    (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and the Subsidiaries taken as a whole, in each case other than as disclosed in or contemplated by the Prospectus.

         (q) Neither the Company nor any of its officers, directors of affiliates has taken, directly or indirectly, any action designed to cause or result in, or that has constituted or

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    might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

         (r) Neither the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such Subsidiary has, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bride, rebate, payoff, influence payment, kick back or other unlawful payment.

         (s) To the Company's knowledge, the operations of the Company and its Subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any Subsidiary (the "Real Property") are in compliance with all federal, state and local laws, ordinances, rules and regulations relating to occupational health and safety and the environment (collectively "Laws"), except where the failure to so comply would not have a material adverse effect on the Company's business or results of operations, and the Company and its Subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws and are in compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any Subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminate, petroleum product, natural gas, liquefied gas or synthetic gas defined in or regulated under any environmental law on, in or under any Real Property in violation of any Laws, except where such violation would not have a material adverse effect on the Company's business or results of operations; and there is no material pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary received any written or oral notice from any governmental entity or third party that (i) alleges a material violation of any Laws by the Company or any Subsidiary; (ii) alleges the Company or any Subsidiary is a liable party under the Comprehensive
    Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. or any state superfund law; (iii) alleges possible contamination of the environment by the Company or any Subsidiary or (iv) alleges possible contamination of the Real Property.

         (t) The Company and its Subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively "Intangibles") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or such Subsidiary proposes to conduct; to the Company's knowledge, neither the Company nor any Subsidiary has infringed or is infringing, and neither the Company nor any Subsidiary has received notice of infringement with respect to, asserted Intangibles of others; and, to the Company's knowledge, there is no infringement by others of Intangibles of the Company or any of its Subsidiaries which would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         (u) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged by similarly situated companies; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

         (v) Each of the Company and its Subsidiaries makes and keeps accurate books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general and specific authorization and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as disclosed in the Prospectus.

         (x) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in any manner that would cause it to become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (y) The Company's common stock, par value $0.05 per share (the "Common Stock") is registered pursuant to Section 12(g) of the Exchange Act and is qualified as a Nasdaq National Market security of The Nasdaq Stock Market, Inc. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or qualification of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or qualification.

         (z) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

         (aa) The Company is in compliance with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

         (bb) The conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

         (cc) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (dd) The Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

    3.   PURCHASE, SALE AND DELIVERY OF SECURITIES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Notes to the Underwriters, and the Underwriters agree to purchase the respective principal amounts of Firm Notes set forth opposite each Underwriter's name in Schedule I hereto. The purchase price for each Firm Note shall be ____% of the principal amount thereof, which shall reflect an Underwriting Discount of ____% of the principal amount of the Firm Notes payable to the Underwriters. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereof.
    In making this Agreement, each Underwriter is contracting severally and not jointly. Except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only its respective amount of Firm Notes as specified in Schedule I.

         The Firm Notes will be delivered by the Company to Piper Jaffray Inc. for each Underwriter's account against payment of the purchase price therefor by certified or official bank check or checks in next day funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m., Minneapolis time, on the third full business day following the date hereof, or at such other time as the Underwriters and the Company determine, such time and date of delivery being herein referred to as the "First

    Closing Date." Certificates for the Firm Notes, each in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the First Closing Date.

         (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to $7,500,000 principal amount of Option Notes, at the same purchase price as the Firm Notes, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Securities. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriters to the Company setting forth the aggregate principal amount of Option Notes as to which the Underwriters are exercising the option, the names and denominations in which the Option Notes are to be registered and the date and time, as determined by the Underwriters, when the Option Notes are to be delivered, such time and date of purchase of the Option Notes being herein referred to as the "Option Notes Closing" and "Option Notes Closing Date", respectively; provided, however, that the Option Notes Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The First Closing Date and the Option Notes Closing Date are sometimes herein individually called the "Closing Date" and collectively called the "Closing Dates." The principal amount of Option Notes to be sold by the Company to the Underwriters and purchased by the Underwriters from the Company shall be determined by the Underwriters. The option granted hereby may be canceled by the Underwriters as to the Option Notes for which the options are unexercised, at any time prior to the expiration of the 30-day period, upon notice to the Company. No Option Notes shall be sold and delivered unless the Firm Notes previously have been, or simultaneously are, sold and delivered.

           The Option Notes will be delivered by the Company to Piper Jaffray Inc. for each Underwriter's account against payment of the purchase price therefor by certified or official bank check or checks in next day funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Minneapolis time, on the Option Notes Closing Date. The Option Notes in definitive form and in such denominations and registered in such names as the Underwriters have set forth in the notice of option exercise, will be made available for checking and packaging at the office of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the Option Notes Closing Date.

         (c) It is understood that each Underwriter may (but shall not be obligated to) make payment to the Company on behalf of another Underwriter for the Securities to be purchased by such Underwriter. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or with each other.

         (d) The Underwriters propose to make a public offering of the Notes directly to the public (which may include selected dealers and special purchasers) as soon as the Underwriters deem practicable after the Registration Statement becomes effective, at initial public offering prices as set forth on the cover page of the Prospectus, subject to the terms and conditions of this Agreement and in accordance with the Prospectus. Such concessions from the public offering prices may be allowed to selected dealers and other members of the National Association of Securities Dealers, Inc. as the Underwriters may determine, and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering prices and concessions may vary after the initial public offering.

    4. COVENANTS. The Company covenants and agrees with the Underwriters as follows:

         (a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement or any post-effective amendments thereto to become effective as promptly as possible; the Company will notify the Underwriters promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will file a Prospectus containing the information omitted therefrom pursuant to such Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon the request of the Underwriters, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters' opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which the Underwriters shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (b) The Company will advise the Underwriters, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. In each jurisdiction in which the Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction to permit secondary trading of the same.

         (e) The Company will furnish to the Underwriters copies of the Registration Statement (two of which will be manually signed and will include all exhibits), the Indenture, each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as each Underwriter may from time to time reasonably request.

         (f) During a period of five years commencing with the date hereof, the Company will furnish to each Underwriter who may so request in writing, copies, without charge, of (i) all periodic and special reports furnished to the securities holders of the Company, (ii) all information, documents and reports filed with the Commission and (iii) such additional information concerning the business and financial condition of the Company and its Subsidiaries, if any, as each such Underwriter may reasonably request.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules and exhibits thereto), the Securities, the Indenture, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and underwriting documents, including Blue Sky Memoranda, (iii) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate in accordance with Section 4(d) hereof, (iv) the fees and expenses of the Trustee and counsel for the Trustee, (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (vi) listing fees, if any,
    (vii) fees or expenses, if any, incurred in connection with investigating the legality of an investment in the Securities by certain purchasers in certain jurisdictions and the preparation of memoranda relating thereto, and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any material agreement on its part to be performed, or because any other material condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to either Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

         (i) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to sale of the Securities and the application of the proceeds therefrom as required in accordance with Rule 463 under the Act or successor rules or regulations.

         (j) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Securities or otherwise.

         (k) The Company will file on a timely basis such registration statements and other filings and take such other action as is required pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

         (l) So long as any of the Notes are outstanding, the Company will furnish to each of you the reports required to be filed with the Trustee pursuant to the Indenture, concurrently with such filing.

         (m) The Company will use its best efforts to cause the Notes to be listed on the New York Stock Exchange, Inc. upon issuance of the Notes and will use its best efforts to cause the Notes to be so listed as long as the Notes remain outstanding.

    5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under are subject to the accuracy, as of the date hereof and at each of the First Closing Date and Option Notes Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Minneapolis time, on the date of this Agreement, or at such later time and date as the Underwriters shall approve and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall be pending or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

         (b) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; and there shall not have been any change in the capital stock, or any material change in the short-term or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and the Subsidiaries, considered as a whole, that, in your judgment, makes it unpractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

         (c) On each Closing Date, there shall have been furnished to the Underwriters, the opinion of Haynes & Boone, L.L.P., counsel for the Company, dated such Closing Date and addressed to the Underwriters, to the effect that:

         (i) The Company has all requisite corporate power to execute, deliver and perform this Agreement and this Agreement has been duly authorized by all requisite corporate action, duly executed and duly delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (ii) The Company has all requisite corporate power to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by all requisite corporate action, duly executed and duly delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; the Notes being delivered on the Closing Date have been duly and validly authorized, and, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Notes and the Indenture conform, as to legal matters, to the descriptions thereof contained in the Registration Statement and the Prospectus. The Indenture complies in all respects with the Trust Indenture Act. The Notes have been duly and properly listed for trading on the New York Stock Exchange, Inc.

         (iii) The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any such entity is bound or to which any of their property is subject, (b) the Company's or any Subsidiary's charter or by-laws, or (c) any law of the United States, any law of any state having jurisdiction over the Company or any Subsidiary or their properties or the General Corporation Law of the State of Delaware, and rules or regulations of the United States or any state having jurisdiction over the Company or any Subsidiary or any of their properties, which laws, rules or regulations generally apply to transactions of this nature, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any Subsidiary or any of their respective properties (except for federal and state securities laws which are not covered by the opinions expressed in this paragraph (iii)), which breach, violation or default would have a material adverse effect on the condition (financial or otherwise), properties, assets, business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required by the Company or any Subsidiary for the execution, delivery and performance of this Agreement, the Indenture or the Securities or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Securities by the Company, except as may be required under the Act, the Trust Indenture Act or state securities laws.

         (iv) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued and fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws and regulations. No statutory preemptive rights or registration rights, or, to such counsel's knowledge, any contractual or other preemptive rights or registration rights, of security holders of the Company exist with respect to the issuance or sale of the Securities by the Company pursuant to this Agreement and, to such counsel's knowledge, there are no outstanding rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement (except such rights as to which adequate waiver has been obtained). All of the outstanding capital stock of each Subsidiary has been duly authorized, validly issued and is fully paid and non-assessable. Except as set forth in the Prospectus, the Company or another Subsidiary is the registered holder of all the outstanding shares of capital stock of each Subsidiary, and such shares are not subject to any liens, pledges or other encumbrances.

         (v) Except as disclosed in the Registration Statement and the Prospectus, such counsel knows of no action, suit, investigation or proceeding, governmental or otherwise, pending or overtly threatened against the Company or any Subsidiary, or involving the business or properties of the Company or any Subsidiary with respect to the issuance and sale of the Securities pursuant to this Agreement and the Indenture or which is required to be described in the Registration Statement or Prospectus that is not disclosed as required. Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. The descriptions contained in the Registration Statement and Prospectus of contracts and other documents are accurate and fairly present the information required to be shown. The statements contained in the Registration Statement or the Prospectus to the extent such statements relate to matters of law, descriptions of statutes, legal or governmental proceedings, regulatory matters or other legal matters or conclusions of law, fairly summarize such matters.

         (vi) The Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

         (vii) Each of the Company and the Subsidiaries has been duly incorporated and is existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

         (viii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. All documents filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any further amendments or supplements thereto, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         (ix) The Company is not, and upon and immediately after the applicable Closing Date will not be, required to be registered under the Investment Company Act of 1940, as amended, as an "investment company," and, to the knowledge of such counsel, is not a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    In rendering such opinion such counsel may rely as to matters of fact upon certificates of officers of the Company or any Subsidiary, as appropriate, provided that the extent of such reliance is specified in such opinion and such certificates are attached to the opinion delivered to the Underwriters.

    Such counsel shall also advise the Underwriters that although they do not assume any responsibility for, and cannot guarantee the accuracy, completeness or fairness of, the statements contained in the Registration Statement or the Prospectus, on the basis of conferences with officers of the Company and the Subsidiaries, examination of documents referred to or incorporated by reference in the Registration Statement and Prospectus and other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any further amendment thereto (other than the financial statements and related schedules therein, as to which such counsel need express no comment), contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no comment) contained or contains an untrue statement of a material fact or omits or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         (d) On each Closing Date, there shall have been furnished to the Underwriters, the opinion of L. Keith Blackwell, Esq., General Counsel for the Company, dated such Closing Date and addressed to the Underwriters, to the effect that

         (i) the Company is duly qualified to transact business as a foreign corporation and in good standing under the laws of each other jurisdiction in which it owns or leases material property, or conducts material business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position of the Company and its Subsidiaries, taken as a whole.

         (ii) Each of the United States and Canadian Subsidiaries of the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other United States and Canadian jurisdiction in which it owns or leases material property, or conducts material business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position of the Company and its Subsidiaries, taken as a whole.

         (iii) Each sale of the Company's capital stock during the period from December 13, 1992 through each Closing Date was, at the time of each sale, registered or exempt from the registration requirements of the Act and applicable state securities or Blue Sky laws.

         (iv) To such counsel's knowledge, neither the Company nor any of the Subsidiaries has (a) breached or otherwise violated any existing obligation of the Company under any court order that names the Company as a party or
    (b) violated applicable provisions of statutory law or regulation, in either case where any such breach or violation would have a material adverse effect on the financial position of the Company and its Subsidiaries, taken as a whole.

          (v) To such counsel's knowledge, (a) neither the Company nor any of the Subsidiaries has violated its Certificate of Incorporation or Bylaws and (b) neither the Company nor any of the Subsidiaries has breached or otherwise violated any existing obligation under any material agreement to which the Company or any Subsidiary is a party, in either case where such breach or violation would have a material adverse effect on the financial position of the Company and its Subsidiaries, taken as a whole.

     (e) On each Closing Date, there shall have been furnished to the Underwriters, such opinion or opinions from Lindquist & Vennum P.L.L.P., counsel for the Underwriters, dated such Closing Date and addressed to the Underwriters, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (f) On each Closing Date the Underwriters shall have received letters from Deloitte & Touche, LLP, dated such Closing Date and addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter (as provided in Exhibit A hereto) delivered to the Underwriters concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

     (g) On each Closing Date, there shall have been furnished to the Underwriters a certificate, dated such Closing Date and addressed to the Underwriters, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, to the effect that:

          (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

         (ii) To the best of their knowledge, no stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and, to the best of their knowledge, no proceeding for that purpose has been instituted or is contemplated by the Commission or any state or regulatory body; and

        (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any Subsidiary, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and the Subsidiaries, considered as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole.

     (h) The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and each Subsidiary, jointly and severally, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or incorporated therein by reference, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Subsidiary shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented as a group by separate counsel, the Underwriters shall have the right to employ a single counsel to represent all Underwriters who may be subject to a liability arising from any claim in respect of which indemnity may be sought by the Underwriters under paragraph
(a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and remitted to the Underwriters for payment to such counsel as such fees and expenses are incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company or any Subsidiary under this Section 6 shall be in addition to any liability which the Company or any Subsidiary may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters and the Company (and any Subsidiary) contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

     8.   SUBSTITUTION OF UNDERWRITERS.

          (a) If any Underwriter shall fail to take up and pay for the principal amount of Firm Notes agreed by such Underwriter to be purchased hereunder, upon tender of such Firm Notes in accordance with the terms hereof, and the principal amount of Firm Notes not purchased does not in either case aggregate more than 10% of the aggregate principal amount of Firm Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated, severally, in proportion to the respective principal amount of Firm Notes which they are obligated to purchase hereunder, to take up and pay for the principal amount of Firm Notes that the withdrawing or defaulting Underwriter agreed but failed to purchase.

          (b) If any Underwriter shall fail to take up and pay for the principal amount of Firm Notes agreed by such Underwriter to be purchased hereunder, upon tender of such Firm Notes in accordance with the terms hereof, and the principal amount of Firm Notes not purchased aggregates more than 10% of the aggregate principal amount of Firm Notes set forth in
     Schedule I hereto, and arrangements for the purchase of such Firm Notes by other persons reasonably satisfactory to the Company are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some material reason permitted under this Agreement, to purchase the principal amount of Firm Notes agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof). Nothing contained herein shall relieve a defaulting Underwriter from liability for its default.

          If Firm Notes to which a default relates are to be purchased by non-defaulting Underwriters or by any other party or parties, the non-defaulting Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

     9.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective at 10:00 a.m., Minneapolis time, on the first business day following the date hereof, or at such earlier time after the effective date of the Registration Statement as the Underwriters in their discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Underwriters of the publication of a newspaper advertisement relating thereto or upon release by the Underwriters of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Underwriters or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

          (b) The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be canceled at any time prior to the First Closing Date, if
     (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York, Texas or Minnesota authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and
     Section 6 hereof shall at all times be effective.

          (c) If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriters by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Underwriters shall be notified by the Company by telephone or telegram, confirmed by letter.

     10. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in
Section 2 and Section 6 hereof.

     11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Underwriters c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, with a copy to Patrick Delaney, Esq., Lindquist & Vennum P.L.L.P., 4200 IDS Center, Minneapolis, MN 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed, telegraphed or delivered to it at 1845 Woodall Rodgers Freeway, Dallas, Texas 75201 Attention: Chief Executive Officer, with a copy to Michael M. Boone, Esq., Haynes & Boone, 3100 NationsBank Plaza, 31st Floor, 901 Main Street, Dallas, Texas 75205. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the Underwriters.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                        Very truly yours,

                        AMRESCO, INC.


                        By __________________________________
                           Its ______________________________
CONFIRMED
as of the date first
above mentioned

By:  PIPER JAFFRAY INC.


By ___________________________
   Managing Director
   Acting on behalf of itself
   and the other Underwriters

                                SCHEDULE I

                                                      Principal Amount
Underwriter                                           of Firm Notes(1)
-----------                                           ----------------
Piper Jaffray Inc. ..................................    $


                                                         -----------
          Total......................................    $50,000,000
                                                         -----------
                                                         -----------

____________
(1) The Underwriters may purchase up to an additional $7,500,000 in aggregate principal amount of Notes, to the extent the option to purchase Option Notes described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                 EXHIBIT A

                           ACCOUNTANTS' LETTERS


     1. A letter from Deloitte & Touche, LLP dated and delivered on the date this Agreement is executed and a similar certificate or letter dated and delivered on each Closing Date, confirming that they are independent public accountants within the meaning of the Act and the published rules and regulations thereunder, shall be issued to the Underwriters stating that:

          (a) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; the financial statements of the Company as and for the ____ month period ended ______________ [THE LATEST UNAUDITED FINANCIAL STATEMENTS INCLUDED IN OR INCORPORATED BY REFERENCE INTO THE PROSPECTUS] (the "Latest Balance Sheet Date") were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder;

          (c) on the basis of a limited review of unaudited consolidated financial statements, including a reading of the latest available financial statements, a reading of the minutes of the meetings of the Board of Directors of the Company, and discussions with officials of the Company responsible for financial and accounting matters as to transactions and events subsequent to the Latest Balance Sheet Date, and such other inquiries and procedures as they may specify, nothing has come to their attention which, in their judgment, would indicate,

               (i) that the unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and of the related published rules and regulations, or that such unaudited consolidated financial information contained or incorporated by reference in the Registration Statement was not prepared in conformity with generally accepted accounting principles applied on a basis substantially consistent, in all material respects, with those followed in the preparation of the audited financial statements of the Company included therein;

               (ii) at the date of the latest balance sheet read by them and at a subsequent specified date not more than five business days prior to the date of such letter there was any decrease in the common stock or increase in long-term debt of the Company as compared with amounts shown in the unaudited consolidated balance sheet dated as of the Latest Balance Sheet Date, included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur;

               (iii) at the date of the latest balance sheet read by them and at a subsequent specified date not more than five business days prior to the date of such letter there were any decreases, as compared with amounts shown in the balance sheet dated as of the Latest Balance Sheet Date included in the Registration Statement, in total assets, stockholders' equity of the Company, except for decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter;

               (iv) for the period from the Latest Balance Sheet Date to the date of the latest statement of operations read by them there were any decreases, as compared with the corresponding period of the preceding year, in revenues or the total or per share amounts of net income of the Company, except for decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter;

               (v) for the period from the date of the latest statement of operations to a subsequent specified date not more than five business days prior to the date of such letter, that certain conclusions described in such letter were not correct, except as otherwise described in the Registration Statement or such letter; and

          (d) they have compared specific dollar amounts, numbers of shares, and other financial information pertaining to the Company set forth in the Registration Statement, which have been specified by the Underwriters prior to the date of this Agreement, to the extent that such amounts, numbers and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.